Exhibit 99.B(d)(2)(b)

SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
VICTORY PORTFOLIOS
and
VICTORY CAPITAL MANAGEMENT INC.

Dated July 29, 2016

	Name of Fund	Fee*	Last Approved	Must Be Approved By
1.	Victory Floating Rate Fund	0.65%	December 4, 2019	December 31, 2020
2.	Victory Global Natural Resources Fund	1.00%	December 4, 2019	December 31, 2020
3.	Victory High Income Municipal Bond Fund	0.50%	December 4, 2019	December 31, 2020
4.	Victory High Yield Fund	0.60%	December 4, 2019	December 31, 2020
5.	Victory INCORE Investment Quality Bond Fund	0.50%	December 4, 2019	December 31, 2020
6.	Victory INCORE Low Duration Bond Fund	0.45%	December 4, 2019	December 31, 2020
7.	Victory Sophus Emerging Markets Fund	1.00%	December 4, 2019	December 31, 2020
8.	Victory Sophus Emerging Markets Small Cap Fund	1.25%	December 4, 2019	December 31, 2020
9.	Victory RS Global Fund	0.80%	December 4, 2019	December 31, 2020
10.	Victory RS Growth Fund	0.75%	December 4, 2019	December 31, 2020
11.	Victory RS International Fund	0.80%	December 4 2019	December 31, 2020
12.	Victory RS Investors Fund	1.00%	December 4, 2019	December 31, 2020
13.	Victory RS Large Cap Alpha Fund	0.50%	December 4, 2019	December 31, 2020
14.	Victory RS Mid Cap Growth Fund	0.85%	December 4, 2019	December 31, 2020
15.	Victory RS Partners Fund	1.00%	December 4 2019	December 31, 2020

	Name of Fund	Fee*	Last Approved	Must Be Approved By
16.	Victory RS Science and Technology Fund	1.00%	December 4, 2019	December 31, 2020
17.	Victory RS Select Growth Fund	1.00%	December 4, 2019	December 31, 2020
18.	Victory RS Small Cap Equity Fund	0.75%	December 4, 2019	December 31, 2020
19.	Victory RS Small Cap Growth Fund	0.95%	December 4, 2019	December 31, 2020
20.	Victory RS Value Fund	0.85%	December 4, 2019	December 31, 2020
21.	Victory Strategic Income Fund	0.60%	December 4, 2019	December 31, 2020
22.	Victory Tax-Exempt Fund	0.50%	December 4, 2019	December 31, 2020

* Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

Current as of December 4, 2019

VICTORY PORTFOLIOS

	By:	/s/ Christopher K. Dyer
	Name:	Christopher K. Dyer
	Title:	President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

	By:	/s/ Michael D. Policarpo II
	Name:	Michael D. Policarpo II
	Title:	President, Chief Financial Officer and Chief
Administrative Officer